EXHIBIT 99(a)

                                       RISK FACTORS


  On February 23, 1996, the Company closed its acquisition of all of the issued and outstanding common stock of I-Link Worldwide, Inc., a Utah corporation ("I-Link") from ILINK, Ltd., a Utah limited partnership (the "I-Link Acquisition"). I-Link provides network services, including internet to individuals and businesses in the United States. Inasmuch as the focus of the Company's business has shifted as a result of the Company's acquisition of I-Link, prospective investors in the Company's securities should consider very carefully the following risk factors in addition to the information set forth in the Company's public reports:

Ongoing Capital Requirements; Need to Raise Additional Financing

  The conduct of the Company's business and the continued implementation of its business plans and operations (including those of I-Link) will require the availability of additional funds in the future. While the Company currently has no material commitments for capital or other expenditures, it is the Company's intention to continue to implement the growth of its business and expand its operations (including those of I-Link). The Company will require additional financing in order to successfully integrate the business of I-Link, to fund the cash flow operating deficit of I-Link, to expand its business and to discharge outstanding indebtedness. If needed, there can be no assurance that the Company will be able to successfully negotiate or obtain additional financing. Nor can there be any assurance that, if available, such financing will be on terms favorable or acceptable to the Company or its securityholders. The Company has a line of credit (the "Line of Credit") with First Union National Bank ("FUNB"). As of June 26, 1996, there is $340,000 outstanding thereunder. The Company is currently, and has been for several months, in violation of certain financial covenants contained in the loan agreement governing the Line of Credit, including covenants relating to: (i) cash balances; (ii) consolidated equity; (iii) debt-to-equity ratios; and (iv) cash flow coverage ratios. However, FUNB has waived such non-compliance through June 30, 1996. The Company and FUNB have reached an agreement pursuant to which the Company has agreed to secure alternative financing to repay amounts outstanding under the Line of Credit by June 30, 1996. In the event that the Company is unable to secure such financing, the Company will be obligated to repay amounts outstanding under the Line of Credit in increments of $10,000 per month commencing July 1, 1996, subject to negotiation of the terms of a balloon payment thereafter. In the event that the Company needs additional financing, the absence thereof or the lack of availability thereof on favorable terms could have a material adverse impact on the Company. Finally, the Company has failed timely to pay interest on the 10% Notes and they are currently in default. Without additional capital, I-Link would be required to cease operations.

Acquisition of Development Stage Business; Going Concern Issues

  The financial statements of ILINK, Ltd. have been presented on the basis that such partnership is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. ILINK, Ltd. has been and I-Link is in the development stage, and is operating at a substantial cash deficit. Neither of such entities had or has achieved its planned level of operations or realized significant revenues and have both incurred significant losses. One vendor of I-Link recently initiated litigation to collect amounts allegedly owed to them on account by I-Link. The vendor
       99(a)1
is alleging damages of $56,996. I-Link believes it has meritorious defenses to such claim. I-Link's continued existence, had the I-Link Acquisition not occurred, would be questionable in that such existence would be dependent upon I-Link's ability to obtain additional financing. I-Link is delinquent with respect to the payment of certain other of its indebtedness, and there can be no assurance that other creditors will not institute litigation. While it is management's belief that the Company will be able to continue operation of I-Link's business, there can be no assurance either as to the ability of I-Link to continue as a going concern or to sustain its operations.

A substantial portion of the Company's consolidated operating loss resulted from the operations of the Company's subsidiary, I-Link. The operating results for the quarter ended March 31, 1996 included the operating results of I-Link for only approximately six weeks of the quarterly period. Consequently, the operating results for the period ended March 31 should not be deemed indicative of any future operating results. The Company anticipates that I-Link and, consequently the Company on a consolidated basis, will incur significant continuing net operating losses for at least the remainder of the fiscal year.

Negative Effect of Amortization Expense on Financial Results

  The excess of fair market value of the shares issued in the I-Link Acquisition over the book value of the assets purchased was recorded by the Company as intangible assets. In addition, certain amortization expense was also realized. At March 31, 1996, the aggregate intangible assets recorded was $4.8 million, and $2.71 million was recorded as amortization expense.
Upon the release of 1.6 million shares of the Company's stock held in escrow for the benefit of the former shareholders of I-Link, the Company expects to record additional intangible assets. The value of those intangible assets will be determined by multiplying the market value of the Common Stock at the time the shares are released from escrow times 1.6 million. Based on the market price of the shares on August 2, 1996, the excess of fair market value of the shares would be $7.8 million. All of the intangible assets are being amortized over a 24-month period commencing February 1996. The additional amortization expense resulting from a release of the 1.6 million shares will have an adverse impact on the Company.

Reliance on Key Management Personnel; Lack of Prior Experience in
Network Services

  The Company's operations are dependent upon the continued efforts and employment of its senior management. The officers of the Company have the principal responsibility for management of the Company and are responsible for making recommendations to the Board of Directors which exercises final authority over business decisions. Consequently, the loss of the services of any of the officers or directors could be detrimental to the Company. On April 8, 1996, I-Link Worldwide, Inc. executed a three year employment agreement with John Edwards, providing for Mr. Edwards to serve as the Chief Executive Officer of I-Link Worldwide, Inc. Mr. Edwards participated in the development of Novell's core product, NetWare 3.x, during his tenure at Novell. Although I-Link has entered into three-year employment agreements with John Edwards and Clay Wilkes, officers of I-Link and directors of the Company, and Alex Radulovic, an employee of I-Link, and expects to retain certain of I-Link's employees, none of the Company's present officers or directors other than Messrs. Edwards and Wilkes has been involved in the business of providing network services.

  The Company's operations, as expanded to include I-Link's business, are dependent upon the continued efforts and employment of John Edwards, Clay
       99(a)2
Wilkes, formerly an employee, limited partner and an officer of the general partner of ILINK, Ltd. (and subsequently, an employee, officer and director of I-Link Worldwide Inc.) and Alex Radulovic, formerly an employee and a limited partner of ILINK, Ltd. (and subsequently an employee of I-Link Worldwide Inc.). Messrs. Wilkes and Radulovic have been instrumental in the formation and development of I-Link's business and it is anticipated that the Company will continue to rely on their services.

Company Growth Strategy and Acquisition Activities

  The Company's growth strategy is dependent upon its ability to offer its services in broad geographical areas and to expand its services by the possible acquisition of businesses such as that of I-Link. The Company intends to acquire such companies with cash, equity securities (such as common stock or preferred stock) and/or debt instruments. To the extent that the Company issues equity securities in connection with such acquisitions (as in the I-Link Acquisition), the equity interest of the Company's then current stockholders will be diluted. Notwithstanding the foregoing, there can be no assurance that the Company will be able to acquire such additional businesses, that it will be able to use its securities in connection with such acquisitions, or that it will have the necessary capital resources to acquire such businesses.

Acquisitions

  To the extent that the Company plans to acquire, has acquired or is in the process of acquiring businesses that are not in the Company's line of business, such as that of I-Link, there can be no assurance that the Company will be able to successfully integrate and/or operate such businesses.
Notwithstanding the foregoing, it is the Company's goal in such instances to pursue relationships with persons (officers, directors and/or employees) who are key to the operation of such businesses in order to secure smooth integration and successful operation of such businesses. At the present time, no specific acquisition candidate has been identified by the Company.

Expectation of Growth

  The Company plans to expand I-Link's network. Such expansion will require capital expenditures of up to $30,000 per POP, which the Company will have to raise in the capital markets. There is no assurance that such capital will be available or that it will be available on terms beneficial to the Company. Moreover, the Company's ability to effectively achieve growth will require it to implement and improve operational, financial and management information systems and to train, motivate and manage employees, as well as to create new and expand existing POPs and successfully market I-Link's product and services. These demands may require the addition of new management personnel and the development of additional expertise by existing management. Failure to enhance customer support resources adequately to support increases in subscribers, or to adequately expand and enhance telecommunications infrastructure, may adversely affect the Company's ability to successfully conduct I-Link's business in the future. There can be no assurance that customer support or other resources will be sufficient to achieve future growth or that the Company will be able to implement in whole or in part the planned expansion. Any failure to do so could have a material adverse effect on the Company's future operating results.

Business Competition

  The market for business communications services is extremely competitive.
The Company believes that its ability to compete in I-Link's business
       99(a) 3
successfully will depend upon a number of factors, including market presence; the capacity, reliability and security of I-Link's network infrastructure; ease of access to and navigation of the Internet or other such networks; the pricing policies of competitors and suppliers; the timing of introductions of new products and services into the industry; the Company's ability in the future to support existing and emerging industry standards; and industry and general economic trends.

  The participants in that market consist of facsimile machine vendors (such as Sony, Sharp, Canon, Hewlett-Packard, Ricoh and Toshiba), fax service bureaus, PC-based fax modem and software manufacturers and distributors
(such as Hayes and U.S. Robotics), long distance telephone service providers (such as AT&T, MCI, Sprint and LDDS) and overnight package delivery services (such as Federal Express, United Parcel Service, Airborne Express, DHL, and the U.S. Postal Service). These entities are far better capitalized than the Company and control substantial market share. In addition, there may be other businesses that are attempting to introduce products similar to the Company's for the transmission of business information over the Internet. There is no assurance that the Company will be able to successfully compete with these market participants.

Dependence on Suppliers

  I-Link relies on other companies to provide data communications capacity via leased telecommunications lines. A majority of the leased telecommunications lines used by I-Link are currently provided by AT&T. As of August 6, 1996, the Company owed AT&T $660,745. If AT&T is unable or unwilling to provide or expand its current levels of service to the Company in the future, the Company's operations could be materially adversely affected. Although leased telecommunications lines are available from several alternative suppliers, there can be no assurance that the Company could obtain substitute services from other providers at reasonable or comparable prices or in a timely fashion. The Company is also subject to risks relating to potential disruptions in such telecommunications services. No assurance can be given that significant interruptions of telecommunications services to the Company will not occur in the future.

  I-Link is also dependent on certain third party suppliers of hardware components. Although I-Link currently attempts to maintain a minimum of two vendors for each required product, certain components used by I-Link in providing networking services are currently acquired from only one source. I-Link may from time to time experience delays in the receipt of certain hardware components. A failure by a supplier to deliver quality products on a timely basis, or the inability to develop alternative sources if and as required, could result in delays which could materially adversely affect the Company's ability to integrate, conduct and implement expansion of I-Link's business.

Software and Service Development; Technological Change

  The Company's success in I-Link's business is highly dependent upon its ability to develop new software and services that meet changing customer requirements. The market for I-Link's services is characterized by rapidly changing technology, evolving industry standards, emerging competition and frequent new software and service introductions. There can be no assurance that the Company can successfully identify new service opportunities and develop and bring new software and services to the market in a timely manner, or that software, services or technologies developed by others will not render I-Link's software, services or technologies noncompetitive or obsolete
       99(a) 4
in the future. The Company will also be at risk to fundamental changes in the way Internet access services are delivered. Currently, Internet services are accessed primarily by computers and are delivered by telephone lines. If the Internet becomes accessible by screen-based telephones, television or other consumer electronic devices, or customer requirements change the way
Internet access is provided, the Company will have to develop new technology or modify existing technology to accommodate such developments. The
Company's pursuit of technological advances may require substantial time and expense, and there can be no assurance that the Company will succeed in adapting the Internet services currently provided by I-Link business to alternate access devices and conduits.

Dependence on Network Infrastructure, Risk of System Failure, Security
Risks

Key to the quality of I-Link services and the future success of the Company is the capacity, reliability and security of its network infrastructure to support the services. The Company must expand and adapt network infrastructure as the number of users and the amount of information they wish to transfer increases and to meet changing customer requirements. The expansion and adaptation of the network infrastructure will require substantial financial, operational and management resources.
There can be no assurance, however, that the Company will be able to expand or adapt the network infrastructure to meet additional demand or subscribers' changing requirements on a timely basis, at a commercially reasonable cost, or at all, or that the Company will be able to deploy successfully the contemplated network expansion. Any failure of the Company to expand the network infrastructure, as needed, on a timely basis or to adapt to changing subscriber requirements or evolving industry standards could have a material adverse effect on the Company's overall business, financial condition and results of operations in the future.

  A company's success in providing Internet access services is, in large part, dependent on its ability to protect computer equipment against damage from fire, earthquakes, power loss, telecommunications failures and similar events.
A significant portion of I-Link's computer equipment is located in Austin, Texas. Any damage or failure that causes interruptions in the Company's ability to conduct I-Link's business in the future could have a material adverse effect on the Company's overall performance in the future.

  Despite the implementation of security measures, the infrastructure is also vulnerable to computer viruses or similar disruptive problems caused by subscribers or other Internet users. Computer viruses or problems caused by third parties could lead to interruptions, delays or cessation in service to subscribers. Furthermore, inappropriate use of the Internet by third parties could also potentially jeopardize the security of confidential information stored in the computer systems of subscribers, which may deter potential subscribers from subscribing to the services currently provided by I-Link or to be provided in the future by the Company. Alleviating problems caused by computer viruses or problems caused by third parties may require interruptions, delays or cessation in service to subscribers, which could have a material adverse effect on the Company's operation of I-Link's business in the future. Furthermore, until more comprehensive security technologies are developed, the security and privacy concerns of existing and potential subscribers may inhibit the growth of the Internet service industry in general and the Company's subscriber base and revenues in particular.

  I-Link has contracted with Spyglass, Inc. ("Spyglass") to purchase 250,000 Internet browser licenses for use by Internet access customers. On April 29,
       99(a) 5
1996, the Company was notified that I-Link was in breach of its contractual obligation to make payments to Spyglass. I-Link was obligated to pay Spyglass 30 days subsequent to the end of each calendar quarter that the payments were due. Total indebtedness claimed by Spyglass is $300,000, plus late payment fees. The Company was notified by Spyglass that it claims the right to terminate the agreement in its entirety in the event the breach of the agreement is not cured within 30 days. Management of I-Link is discussing the matter with Spyglass but there can be no assurance that a satisfactory resolution will be obtained. In view of the facts that I-Link does not plan to bundle browser software with its Internet access product, and in view of the fact that I-Link is shifting its focus from being an ISP, the status of the Spyglass agreement is not expected to have a material adverse effect on I-Link's business, but may adversely impact results of operations to the extent I-Link is required to pay sums claimed by Spyglass.

Dependence on Distribution and Marketing Relationships

  A company's success in penetrating markets for Internet access services depends in large part on a company's ability to maintain and develop relationships with leading companies that market computer products and to cultivate alternative relationships if distribution channels change. Although the Company will attempt to cultivate such relationships in the future, there can be no assurance that the Company will be successful.

New and Uncertain Business

  The market for Internet connection services and related software products is in an early stage of growth. Since the market is relatively new and because current and future competitors are likely to introduce competing Internet access and/or on-line services and products, it is difficult, if not impossible, to predict the rate at which the market will grow or at which new or increased competition will result in market saturation. The novelty of the market for Internet access services may also adversely affect the Company's ability to retain new customers, as customers unfamiliar with the Internet may be more likely to discontinue the services after an initial trial period than other subscribers. If demand for Internet services fails to grow, grows more slowly than anticipated or becomes saturated with competitors, the Company's overall business, operating results and financial condition could be adversely affected as a result thereof. Although the Company intends to support emerging standards in the market for Internet access, there can be no assurance that industry standards will emerge or, if they become established, that the Company will be able to conform to such new standards in a timely fashion sufficient to maintain a competitive position in the market. Moreover, I-Link is a young business enterprise that is subject to all of the risks that present themselves to early stage companies, including but not limited to limited infrastructure, managerial resources, capitalization and market share. There can be no assurance that I-Link will be able to successfully compete with larger, more mature, better capitalized enterprises.

  In order to realize subscriber growth, the Company must be able to replace terminating subscribers and attract additional subscribers. However, the sales and marketing expenses and subscriber acquisition costs associated with attracting new subscribers are substantial. Accordingly, the Company's ability to improve operating margins will depend in part on the ability to retain subscribers. The Company plans to invest significant resources in the telecommunications infrastructure, customer support resources, sales and marketing expenses and subscriber acquisition costs. There can be no assurance that the Company's future efforts in this area will improve subscriber retention. Since the Internet market is new and the utility of
       99(a) 6
available services is not well understood by new and potential subscribers, it is not possible to predict future subscriber retention rates.

Government Regulation of Internet-Related Business

  I-Link is not currently subject to direct regulation by the Federal Communications Commission or any other agency, other than regulations applicable to businesses generally. Changes in the regulatory environment relating to the Internet access industry, including regulatory changes which directly or indirectly affect telecommunication costs or increase the likelihood or scope of competition from regional telephone companies or others, could have an adverse effect on the Company's business. The Company cannot predict the impact, if any, that future regulation or regulatory changes may have on its or I-Link's business.

Potential Liability for Content of Information on Internet

  Recent legislative proposals aimed at limiting the use of the Internet to transmit certain content and materials could, if enacted, result in significant potential liability to Internet access providers. Legal actions have been brought against various companies which provide services such as those provided by I-Link relating to electronic messages posted by such companies' subscribers. Such actions present the potential, particularly if the plaintiffs are successful, for increased focus and attempts to impose liability upon Internet access providers for information disseminated through their systems.

Certain Related Party Transactions

  During the first quarter of fiscal 1995, the Company received advances totalling $218,000 from Mortgage Network International. Henry Y.L. Toh, the President and Chief Executive Officer of the Company, has management control over Mortgage Network International ("MNI"). Such advances were previously payable upon demand. Subsequent to the extension of such advances, the Board of Directors approved delivery of a promissory note representing the aggregate amount of such advances, which promissory note matured by its terms on October 1, 1995 and bears interest at one percent over the prime rate of interest established by Southwest Bank of Texas, N.A. Subsequently, the Company and MNI modified the Note such that: (i) a principal payment in the amount of eighty-eight thousand dollars ($88,000) is due and payable on December 31, 1996; (ii) interest thereon is payable monthly at the rate of 10.5%; and (iii) the remaining principal amount of one-hundred thirty thousand dollars ($130,000) with interest thereon at the rate of 10.5% will be paid in thirty-six (36) equal monthly payments of four-thousand two-hundred twenty-five dollars and thirty-two cents ($4,225.32). The Company is a party to a consulting agreement for the period beginning January 1, 1996 and ending December 31, 1998 with Windy City, Inc. Joel
Kanter, a director of the Company, is the President and a director of Windy City, Inc. Pursuant to such agreement, Windy City, Inc. was engaged to provide such consulting services as the Company may request in exchange for compensation at the rate of six-thousand two-hundred fifty dollars ($6,250) per calendar quarter. I-Link is a party to a twelve-month consulting agreement with Benchmark Equity Group, Inc., dated August 10, 1995 pursuant to which I-Link is obligated to pay six-thousand dollars ($6,000) per month to Benchmark Equity Group, Inc. for consulting services rendered.
Those payments accrued and are deferred pending the Company's attaining stockholder's equity of two-million five-hundred thousand dollars ($2,500,000). Seventy-three thousand dollars ($73,000) will be paid to Benchmark Equity Group. Benchmark is also party to certain options to purchase shares of Common
Stock owned by Four M.  I-Link has entered into a consulting agreement with
       99(a) 7
T6-G for two years commencing upon the successful completion of at least four million dollars ($4,000,000) in funding. The agreement requires the payment of a total of seventy-thousand dollars ($70,000) payable monthly over twenty-four (24) months. In addition, I-Link owes T6-G three-hundred thousand dollars ($300,000).

Litigation

  A Complaint was filed on April 12, 1996, by JW Charles Financial Services, Inc. ("JWC") against the Company in Palm Beach County Florida Circuit
Court, JW Charles Financial Services, Inc. v. Medcross, Inc., Case No: CL96-3218. JWC was issued a Common Stock Purchase Warrant ("Warrant") on or about November 3, 1994 by the Company. The alleged terms of the Warrant granted JWC the right to purchase from the Company 250,000 shares of the Company's Common Stock subject to adjustment. On or about February 12, 1996, JWC made written demand to the Company to invoke its rights to have the common shares underlying the Warrant registered pursuant to the terms of the Warrant. The Complaint alleges that the Company breached the terms of the Warrant by failing to prepare and file with the Commission, a registration statement covering the common stock underlying JWC's Warrant. JWC alleges a breach of contract; and requests specific performance, i.e., registering the shares with the Commission, against the Company. JWC also demands damages in the amount of $2,728,478 plus interest, reasonable attorneys fees, and forum costs. The Company believes that it has a meritorious defense to the Complaint. On May 6, 1996, the Company filed an Answer, Affirmative Defenses and Counterclaim to the Complaint filed by JWC. The Company's Counterclaim seeks damages, cancellation of the Warrant, interest and costs.

Health Care Industry Competition

  It is common for hospitals, physicians, physician groups, and others in the health care field to form ventures to own and operate medical equipment.
The Company is in competition with such groups. There are many companies offering general business consulting services. The companies that may compete with the Company in the future and that currently offer consulting services may be larger and have far greater financial resources than the Company. Also, if the cost of a particular medical device is reduced and the utilization by physicians increases, more hospitals will be able to afford to acquire their own equipment rather than receive service on a shared basis.

New Medical Technology and Obsolescence

  The medical equipment field is generally characterized by rapidly changing technology. Early obsolescence of expensive equipment or technological change could have an adverse effect on the Company. Therefore, the cost of MRI systems and other medical equipment may be significantly lower in the future, allowing persons who purchase equipment in the future to charge less for similar services and therefore compete on a favorable basis.

Government Regulation of Medical Business

  Various aspects of the Company's current business are subject to government regulations at the federal, state, and local level. Failure to comply with existing regulations or the enactment of restrictive laws or regulations could impair the Company's operations. While the Company believes that its operations comply with applicable regulations, the Company has not sought or received interpretive rulings to that effect. Additionally, there can be no assurance that subsequent laws, subsequent changes in
       99(a) 8
present laws or interpretations of such laws will not adversely affect the Company's operations. See "Regulatory and Legislative Developments" set forth in Item 1 of the Company's Form 10-KSB.

  The Company employs radiologic technologists in its operations, each of whom must be licensed by the appropriate state authority. Many states have a requirement known as a Certificate of Need ("CON") requirement that impedes a company's ability to operate without governmental approval.

  To the extent that medical facilities rely on Medicare and Medicaid reimbursement for the services rendered by the Company to their patients, changes in Medicare and Medicaid reimbursement regulations and policies affect the Company. During the past several years, there has been increasing pressure from federal and state regulatory and legislative bodies to prevent physicians from referring patients to diagnostic imaging facilities in which they have an ownership interest. Many prominent physicians, legislators, medical ethicists, and others feel that ownership of imaging facilities can impair a physician's judgment about the need for a diagnostic test. Studies have shown that physicians who have ownership interests in imaging facilities tend to refer more patients for diagnostic testing than physicians who have no ownership interest. The above-described regulations and dynamics may adversely affect the revenue per scan obtained by the Company as well as the number of scans performed.

  On the federal level, a physician self-referral bill passed Congress and was signed into law by President Clinton in 1993. The self-referral law bans physicians from referring Medicare patients to imaging and almost any other type of diagnostic or therapeutic outpatient medical facility in which they have ownership or financial interests, effective January 1, 1995. Many states, including Florida, Illinois, Minnesota, New York, and New Jersey, have passed laws regarding physician self referral. Some simply require disclosure of ownership, while others restrict physicians from referring to facilities in which they have any ownership interest.

  The legislature of the State of Florida enacted the Patient Self-Referral Act of 1992, effective April 8, 1992 (the "Florida SRA"). Such act prohibits physician self-referral to health care entities in which such physicians have financial interests, effective October 1, 1994. Management believes these legislative and regulatory actions have had no material adverse effect upon the Company's operations to date. However, the Florida SRA also imposes a fee cap, effective July 1, 1992, limiting the technical and professional fees of all providers of "clinical laboratory services, physical therapy services, comprehensive rehabilitative services, diagnostic imaging services, and radiation therapy services" to no more than 115% of the Medicare limiting charge for non-participating physicians. The statute specifically excludes hospitals and physician group practices from the fee cap provision and does not apply to patients eligible for Medicaid or Medicare reimbursement. Most of the Company's magnetic resonance imaging and ultrasound operations in the State of Florida, as currently operated, would be subject to the fee cap provision and would be severely impacted if the fee cap provision is enforced inasmuch as a significant portion of the Company's revenue is generated from such services.

  Several lawsuits have been filed by various providers against the State of Florida in both federal and state court alleging, among other things, that the fee cap provision violates the Equal Protection Clause of the U.S.
Constitution and seeking to enjoin the State of Florida from enforcing the fee cap provision. In July 1992, the United States District Court for Northern District of Florida granted a permanent injunction in a case entitled Panama
       99(a) 9
City Medical Center, Ltd., et. al vs. Robert B. Williams, et. al (File No. 92-40198-WS). The State of Florida appealed the decision granting the injunction and, on February 15, 1994, the U.S. Court of Appeals for the Eleventh Circuit reversed the decision of the lower court, finding that the fee cap provision did not violate the Equal Protection Clause and ruled that the entry of the injunction was in error. A motion for rehearing filed in the action has been denied and a petition has been filed seeking appeal to the U.S. Supreme Court. On June 30, 1992 the Florida Circuit Court, Second Judicial Circuit, enjoined the State of Florida from enforcing the fee cap provision. The Company intervened as a party plaintiff in the state court action.

  The ultrasound services provided by the Company are related specifically to urology. Approximately 80% of the Company's patients are covered by Medicare. Therefore, changes in Medicare reimbursement rules and regulations may have a significant impact on the profitability of the Company's ultrasound operations. Reimbursement rates for procedures are set annually. The 1996 reimbursement rates for the procedures primarily performed by the Company were increased from between 1.7% to 2.1% over 1995's reimbursement rates.

Exposure to Tort Liability in Medical Industry

  The Company operates medical equipment utilized to perform procedures on or diagnose disease in patients. The Company is exposed to tort liability in the event of harm to patients due to the negligence of the Company, its agents, and employees. The Company currently maintains professional liability insurance coverage in the amount of $1,000,000. The Company also maintains an umbrella policy covering, among other things, workers' compensation, general, and automobile liability in an amount of $9,000,000 in coverage. Although the Company has never had a liability claim filed against it, any claims in excess of that amount could have a material adverse effect on the Company. In addition, there is no assurance that the Company will be able to continue to maintain such insurance coverage in the future.

  The Company acts as general partner of various general and limited partnerships controlled by the Company that directly own, control and operate the Company's medical facilities. As such, the Company is exposed to general liability for torts committed by such partnerships and their agents and employees and for contracts entered into by those partnerships. In addition, to the extent that the Company is a general partner of limited partnerships that offer and sell limited partner interests, the Company is exposed to liability under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and various state securities laws.

Dilution

  Holders of Common Stock of the Company will suffer dilution in the event that any of the Company's outstanding convertible securities, including outstanding shares of Class B Preferred Stock and the 10% Notes recently issued by the Company, are converted by the holders thereof. Additional dilution may result in the event of the exercise of options, including options granted pursuant to the Company's stock option and purchase plans, and employment agreements.

Dividends

  The Company has not paid any dividends on any of its outstanding securities to date and does not anticipate paying any dividends on its
       99(a) 10
securities in the foreseeable future. The Company currently intends to retain all working capital and earnings, if any, to finance the operations of its businesses and to expand its businesses.

Future Issuances of Stock by the Company; Potential Anti-Takeover Effect

  The Company has authorized capital stock of 20,000,000 shares of Common Stock, $.007 par value per share and 500,000 shares of preferred stock, $10.00 par value per share (the "Preferred Stock"). As of July 30, 1996, there were 11,093,065 shares of Common Stock and 7,500 shares of Class B Preferred
Stock issued and outstanding. On June 28, 1996, 160,000 shares of Class A Preferred Stock were converted into 3,915,570 shares of Common Stock. The issuance of any of securities by the Company could have anti-takeover effects insofar as such securities could be used as a method of discouraging, delaying or preventing a change in control of the Company. Such issuance could also dilute the public ownership of the Company. Inasmuch as the Company may, in the future, issue authorized shares of Common Stock or Preferred Stock without prior stockholder approval, there may be substantial dilution to the interests of the Company's stockholders. However, given that the Company is authorized to issue more stock, there can be no assurance that the Company will not do so. In addition, a stockholder's pro rata ownership interest in the Company may be reduced to the extent of the issuance and/or exercise of any options or warrants relating to the Common Stock or Preferred Stock. The issuance of additional shares of Common Stock may have the effect of rendering more difficult or discouraging an acquisition or change in control of the Company.

Future Sales of Stock by Stockholders

  As of July 30, 1996, 9,569,562 shares of Common Stock and all of the shares of Class B Preferred Stock issued and outstanding were "restricted securities" as that term is defined under the 1933 Act and in the future may only be sold in compliance with Rule 144 promulgated under the 1933 Act or pursuant to an effective registration statement. Rule 144 provides, in essence, that a person (including a group of persons whose shares are aggregated) who has satisfied a two-year holding period for such restricted securities may sell within any three-month period, under certain circumstances, an amount of restricted securities which does not exceed the greater of 1% of that class of the Company's outstanding securities or the average weekly trading volume of that class of securities during the four calendar weeks prior to such sale. In addition, pursuant to Rule 144, persons who are not affiliated with the Company and who have held their restricted securities for at least three years are not subject to the quantity limitations or the manner of sale restrictions of the rule. As of July 30, 1996, substantially all of the Company's restricted securities are available for resale pursuant to Rule 144 or have registration rights, which, if exercised, will allow such shares to be freely resold in the market. In addition, certain of the officers, directors and affiliates of the Company and of I-Link have agreed to lock-up their shares of Common Stock for twelve months. These lock-ups relate to 5,048,891 shares (excluding shares issuable upon exercise of currently exercisable options). A sale of shares by the Company's current stockholders, whether pursuant to Rule 144 or otherwise, may have a depressing effect upon the market price of the Company's securities in any market for the Company's securities that has developed or may hereafter develop. To the extent that such securities enter the market, the value of the Company's securities in the over-the-counter market may be reduced.

  In the event that the shares of Common Stock which are not currently salable become salable by means of registration, eligibility for sale under Rule 144 or otherwise and the holders of such securities elect to sell such
       99(a) 11
securities in the public market, there is likely to be a negative effect on the market price of the Company's securities and on the ability of the Company to obtain additional equity financing. In addition, to the extent that such securities enter the market, the value of the Company's securities in the over-the-counter market may be reduced. No predictions can be made as to the effect, if any, that sales of such securities (or the availability of such securities for sale) will have on the market price of any of such securities which may prevail from time to time. Nevertheless, the foregoing could adversely affect such prevailing market prices.

Authorization of Preferred Stock

  The Company's Amended and Restated Articles of Incorporation, as further amended (the "Articles of Incorporation") authorize the issuance of up to 500,000 shares of Preferred Stock with such rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors may, without stockholder approval, issue shares of Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of outstanding shares of Preferred Stock or Common Stock. In addition, the issuance of additional shares of Preferred Stock may have the effect of rendering more difficult, or discouraging, an acquisition of the Company or changes in control of the Company. Although, other than as set forth herein, the Company does not currently intend to issue any additional shares of Preferred Stock, there can be no assurance that the Company will not do so in the future.

Continued NASDAQ Listing

  The Common Stock commenced quotation on NASDAQ on July 7, 1989, was subsequently delisted and then resumed listing on March 23, 1993 under the symbol "MDCR." The "MDCR" symbol was changed to "ILNK" effective
March 8, 1996. While the Common Stock is currently listed for quotation on NASDAQ, there can be no assurance given that the Company will be able to continue to satisfy the requirements for maintaining quotation on NASDAQ or that such quotation will otherwise continue. If, for any reason, the Common Stock becomes ineligible for continued listing and quotation, holders of the Company's securities may have difficulty selling their securities should they desire to do so.

  Under the rules of the National Association of Securities Dealers, Inc. ("NASD"), in order to qualify for continued listing on NASDAQ, a company must have, among other things, $2,000,000 in total assets, $1,000,000 in total capital and surplus, $1,000,000 in market value of public float and a minimum bid price of $1.00 per share. Although the Company was able initially to satisfy the requirements for listing of its securities on NASDAQ, the Company may be unable to continue to satisfy the requirements for maintaining quotation of its securities thereon, and trading, if any, in the Company's securities would be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets" of the National Quotation Bureau, Inc. or on the NASD OTC Electronic Bulletin Board. As a result, an investor may find it more difficult to dispose of or to obtain accurate quotations as to the price of such securities.

"Penny Stock" Regulations

  The Commission has adopted regulations which define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny
       99(a) 12
stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and information on the limited market in penny stocks. In addition, the broker-dealer must obtain a written acknowledgement from the customer that such disclosure information was provided and must retain such acknowledgement for at least three years. Further, monthly statements must be sent to the customer disclosing current price information for the penny stock held in the account. While many NASDAQ-listed securities would otherwise be covered by the definition of penny stock, transactions in a NASDAQ-listed security would be exempt from all but the sole marketmaker provision for: (i) issuers who have $2,000,000 in tangible assets ($6,000,000 if the issuer has not been in continuous operation for three years); (ii) transactions in which the customer is an institutional accredited investor; and
(iii) transactions that are not recommended by the broker-dealer. In addition, transactions in a NASDAQ-listed security directly with a NASDAQ marketmaker for such securities would be subject only to the disclosure with respect to commissions to be paid to the broker-dealer and the registered representative. The foregoing rules may materially adversely affect the liquidity for the market of the Company's securities. Such rules may also affect the ability of broker-dealers to sell the Company's securities and may impede the ability of holders of the Company's securities to sell such securities in the secondary market.

Certain Provisions of Articles of Incorporation and Bylaws

  As previously noted, pursuant to the Articles of Incorporation, the Board of Directors has the authority to issue up to 500,000 shares of Preferred Stock without action by the stockholders in one or more series having such preferences, rights and other provisions as the Board of Directors may designate in providing for the issuance of such series. The Articles of Incorporation and Bylaws contain provisions which may discourage certain transactions which involve an actual or threatened change in control of the Company.

Classification of the Board of Directors

  The Board of Directors of the Company is classified into three (3) classes. Members of each class serve for staggered three (3) year terms, with members of one class coming up for election each year. The classification of the Board of Directors may make it difficult for shareholders to effect a change in management.

Voting Control

  Four M International, Inc. ("Four M") owns 3,915,570 shares of Common
Stock or approximately 35.3% of the outstanding voting securities of the Company. See the chart and the notes thereto in "Principal Securityholders" in the Company's Form 10-KSB. It is anticipated that Four M may sell part or all of its holding in the Company to affiliates of I-Link and other persons pursuant to options granted to them by Four M.

Lack of Patent Protection

  The Company does not currently hold any patents, although I-Link has filed a patent application for its new product, Fax4Less, sometimes referred to as Fax-Link. It has also filed a patent application for another technology that allows for the transmission of voice communications over the Internet
       99(a)13
("Phone4Less"). Fax4Less and Phone4Less are patent pending at this time. However, the Company is not in the position to commercialize that technology at this time. To the extent any technology included in such products is patentable, if any, there can be no assurance that any patent will in fact be issued or that such patents will be effective to protect the Company's products from duplication by other developers. In addition, there can be no assurance that the Company will be able to afford the expense of any litigation that may be necessary to enforce its right under any patent.

New Products

  New products such as Fax4Less are subject to substantial risks, including high costs of introduction, market acceptance and duplication by other developers. However, Fax4Less will compete with other more traditional means of text transmission such as facsimile over traditional telephone lines, overnight delivery services and e-mail. Numerous extremely well-capitalized businesses will be competing with Fax4Less.